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                                                                    Exhibit 3.1

                       KEY BANK USA, NATIONAL ASSOCIATION

                            ARTICLES OF ASSOCIATION


         FIRST. The title of this Association shall be Key Bank USA, National Association.

         SECOND. The main office of this Association shall be in Cleveland, County of Cuyahoga, State of Ohio. The general business of this Association shall be conducted at its main office: 127 Public Square, Cleveland, Ohio 44114.

         THIRD. The Board of Directors of this Association shall consist of not less than five nor more than twenty-five members, the exact number of Directors within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of the shareholders at any annual or special meeting thereof. In accordance with 12 U.S.C. Section 72, each director; during the full term of his or her directorship, shall own in his or her own right either shares of capital stock of the Association the aggregate par value of which is not less than $1,000 or an equivalent interest, as determined by the Comptroller of the Currency, in any company which has control over the Association within the meaning of 12 U.S.C. Section 1841. Unless otherwise provided by the laws of the United States, any vacancy in the Board of Directors for any reason, including an increase in the number thereof, may be filled by action of the Board of Directors.

         FOURTH. The annual meeting of the shareholders for the election of Directors and the transaction of whatever other business may be brought before said meeting shall be held at the main office or such other place as the Board of Directors may designate, on the day of each year specified therefor in the Bylaws, but if no election is held on that day, it may be held on any subsequent day according to the provisions of law, and all elections shall be held according to such lawful regulations as may be prescribed by the Board of Directors.

         FIFTH. The authorized amount of capital stock of this Association shall be 659,305 shares of common stock of the par value of One Hundred Dollars ($100) per share but said capital stock may be increased or decreased from time to time, in accordance with the provisions of the laws of the United States.

         No holder of shares of capital stock of any class of this Association shall have any preemptive or preferential right of subscription to any shares of any class of stock of this Association, whether now or hereafter authorized, or to any obligations convertible into stock of this Association, issued or sold, nor any right of subscription to any thereof other than such, if any, as the Board of Directors, in its discretion, may from time to time determine and at such price as the Board of Directors may from time to time fix.

         This Association, at any time and from time to time, may authorize and issue debt obligations, whether or not subordinated, without the approval of shareholders.



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         SIXTH. The Board of Directors shall appoint one of its members
President of this Association, who shall be Chairman of the Board, unless the Board appoints another Director to be the Chairman. The Board of Directors shall have the power to appoint one or more Vice Presidents and to appoint a Cashier and such other officers and employees as may be required to transact the business of this Association.

         The Board of Directors shall have the power to define the duties of the officers and employees of this Association; to fix the salaries to be paid to them; to dismiss them; to require bonds from them and to fix the penalty thereof; to regulate the manner in which any increase of the capital of this Association shall be made; to manage and administer the business and affairs of this Association; to make all Bylaws that it may be lawful for them to make; and generally to do and perform all acts that it may be legal for a Board of Directors to do and perform.

         SEVENTH. The Board of Directors shall have the power to change the location of the main office to any other place within the limits of Cleveland, Ohio, without the approval of the shareholders but subject to the approval of the Comptroller of the Currency, and shall have the power to establish or change the location of any branch or branches of the Association to any other location, without the approval of the shareholders but subject to the approval of the Comptroller of the Currency.

         EIGHTH. The corporate existence of this Association shall continue until terminated in accordance with the laws of the United States.

         NINTH. The Board of Directors of this Association, or any shareholders owning, in the aggregate, not less tan ten percent (10%) of the stock of this Association, may call a special meeting of shareholders at any time. Unless otherwise provided by the laws of the United States, a notice of time, place, and purpose of every annual and special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least ten days prior to the date of such meeting to each shareholder of record at his address as shown upon the books of this Association, except as to any shareholder who has specifically waived notice of such meeting.

         TENTH. (a) This Association shall indemnify, to the full extent permitted or authorized by the Ohio General Corporation Law as it may from time to time be amended, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was a director, officer, or employee of this Association, or is or was serving at the request of this Association as a director, trustee, officer, or employee of another association, corporation, partnership, joint venture, trust, or other enterprise; in the case of a person serving at the request of this Association, such request shall be evidenced by a resolution of the Board of Directors or a duly-authorized committee thereof or by a writing executed by an officer of this Association pursuant to a resolution of the Board of Directors or a duly-authorized committee thereof. In the case of a merger into this Association of a constituent association which, if its separate existence had continued, would have been required to indemnify directors, officers, or employees in specified situations prior to the merger, any


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person who served as a director, officer, or employee of the constituent association, or served at the request of the constituent association as a director, trustee, officer, or employee of another association, corporation, partnership, joint venture, trust, or other enterprise, shall be entitled to indemnification by this Association (as the surviving association) for acts, omissions, or other events or occurrences prior to the merger to the same extent he would have been entitled to indemnification by the constituent association if its separate existence had continued. The indemnification provided by this TENTH shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled by law or under these Articles or the Bylaws, or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, or employee and shall inure to the benefit of the heirs, executors, and administrators of such a person.

         (b) Notwithstanding division (a) of this TENTH, no director, officer, or employee of this Association shall be indemnified against expenses, including attorneys' fees, penalties or other payments incurred in an administrative proceeding or action instituted by the Comptroller of the Currency or other appropriate bank regulatory agency when such proceeding or action results in a final order assessing civil money penalties against, or requiring affirmative action of, such director, officer, or employee in the form of payments to this Association.

         (c) This Association may purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit, or self-insurance on behalf of or for any person who is or was a director, officer, employee, or agent of this Association, or is or was serving at the request of this Association as a director, trustee, officer, employee, or agent of another association, corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any capacity, or arising out of his status as such, whether or not this Association would have the power to indemnify him against liability under the provisions of this TENTH or of the Ohio General Corporation Law; provided, however, such insurance shall explicitly exclude insurance coverage for a formal order assessing civil money penalties against a director, officer, or employee of this Association as a result of an administrative proceeding or action instituted by the Comptroller of the Currency or other appropriate bank regulatory agency. Insurance may be purchased from or maintained with a person in which this Association has a financial interest.

         (d) Expenses (including attorney's fees) incurred by a director in defending any action, suit, or proceeding referred to in division (a) of this TENTH commenced or threatened against the director for any action or failure to act as a director shall be paid by this Association, as they are incurred, in advance of final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director in which he agrees both (i) to repay the amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to this Association or undertaken with reckless disregard for the best interests of this Association and (ii) to reasonably cooperate with this Association


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concerning the action, suit, or proceeding. The provisions of this paragraph shall not apply if the only liability asserted against the director in such action, suit, or proceeding is for (i) the payment of a dividend or distribution, or the making of a distribution of assets to shareholders, or the purchase or redemption of this Association's own shares, contrary in any such case to law or these Articles of Association, or (ii) a distribution of assets to shareholders during the winding up of the affairs of the Association, on dissolution or otherwise, without the payment of all known obligations of the Association, or without making adequate provision therefor.

Expenses (including attorney's fees) incurred by a director (to the extent the expenses are not required to be advanced pursuant to the preceding paragraph), officer, or employee in defending any action, suit, or proceeding referred to in division (a) of this TENTH may be paid by this Association, as they are incurred, in advance of final disposition of the action, suit, or proceeding, as authorized by the Board of Directors in the specific case, upon receipt of an undertaking by or on behalf of the director, officer, or employee to repay the amount if it is ultimately determined that he is not entitled to be indemnified by this Association.

         (e) Notwithstanding division (d) of this TENTH, expenses, including attorneys' fees, incurred by a present or former director, officer, or employee of this Association in defending an administrative proceeding or action instituted by the Comptroller of the Currency or other appropriate bank regulatory agency that seeks a final order assessing civil money penalties or requiring affirmative action by an individual or individuals in the form of payments to this Association, may be paid by this Association as they are incurred in advance of the final disposition of the action, suit, or proceeding, only in the event that:

(i) the Board of Directors of this Association, in good faith, determines in writing that all of the following conditions are met:

(A) the director, officer, or employee has a substantial likelihood of prevailing on the merits;

(B) in the event the director, officer, or employee does not prevail, he will have the financial capability to reimburse this Association;

(C) all applicable laws and regulations affecting loans to the director, officer, or employee will be complied with in the event reimbursement is required;

(D) payment of expenses by this Association will not adversely affect this Association's safety and soundness; and

(ii) the director, officer, or employee enters into an agreement with this Association to repay such amount if:

(A) such administrative proceeding or action instituted by the Comptroller of the Currency or other appropriate bank regulatory agency results in a final order assessing civil money



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penalties against, or requiring affirmative action of, such director, officer, or employee in the form of payments to this Association; or

(B) the Board of Directors of this Association finds that the director, officer, or employee willfully misrepresented factors relevant to the Board of Directors' determination of conditions (A) or (B) set forth in (i), above.

         If at any time the Board of Directors of this Association believes that any of the conditions set forth in (i) above are no longer met, such expenses will no longer be paid by this Association.

         (f) Notwithstanding divisions (a) through (e) of this TENTH, all of the provisions of this TENTH are subject to the authority of the Office of the Comptroller of the Currency to direct a modification of a specific indemnification by a national bank through appropriate administrative action.

         ELEVENTH. These Articles of Association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this Association, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of the holders of such greater amount.

         In witness whereof, we have hereunto set our hands this 12th day of May, 1995.

/s/  Lee Irving                           /s/ Jeanne B. Krips
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Lee Irving                                Jeanne B. Krips

/s/ John H. Mancuso                       /s/ A. Jay Meyerson
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John H. Mancuso                           A. Jay Meyerson

                             /s/ Frederick E. Wolfert
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                              Frederick E. Wolfert

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